                                                                  EXHIBIT 10.7

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                              INKTOMI CORPORATION


                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

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

                               TABLE OF CONTENTS

                                                                Page
                                                                ----
1.    DEFINITIONS AND CONSTRUCTION..............................   1
      1.1   Definitions.........................................   1
      1.2   Accounting Terms....................................  10

2.    LOAN AND TERMS OF PAYMENT.................................  10
      2.1   Revolving, Term and Equipment Loan Facilities.......  10
      2.2   Overadvances........................................  14
      2.3   Interest Rates, Payments, and Calculations..........  14
      2.4   Crediting Payments..................................  15
      2.5   Fees................................................  15
      2.6   Additional Costs....................................  15
      2.7   Term................................................  16

3.    CONDITIONS OF LOANS.......................................  16
      3.1   Conditions Precedent to Initial Advance.............  16
      3.2   Conditions Precedent to all Advances................  17

4.    CREATION OF SECURITY INTEREST.............................  17
      4.1   Grant of Security Interest..........................  17
      4.2   Delivery of Additional Documentation Required.......  17
      4.3   Right to Inspect....................................  18

5.    REPRESENTATIONS AND WARRANTIES............................  18
      5.1   Due Organization and Qualification..................  18
      5.2   Due Authorization; No Conflict......................  18
      5.3   No Prior Encumbrances...............................  18
      5.4   Bona Fide Eligible Accounts.........................  18
      5.5   Merchantable Inventory..............................  18
      5.6   Intellectual Property...............................  18
      5.7   Name; Location of Chief Executive Office............  19
      5.8   Litigation..........................................  19
      5.9   No Material Adverse Change in Financial Statements..  19
      5.10  Solvency............................................  19
      5.11  Regulatory Compliance...............................  19
      5.12  Environmental Condition.............................  19
      5.13  Taxes...............................................  19
      5.14  Subsidiaries........................................  19
      5.15  Government Consents.................................  20
      5.16  Full Disclosure.....................................  20

6.    AFFIRMATIVE COVENANTS.....................................  20
      6.1   Good Standing.......................................  20
      6.2   Government Compliance...............................  20
      6.3   Financial Statements, Reports, Certificates.........  20
      6.4   Inventory; Returns..................................  21
      6.5   Taxes...............................................  21
      6.6   Insurance...........................................  21
      6.7   Bank Balances.......................................  22
      6.8   Quick Ratio.........................................  22
      6.9   Liquidity Coverage/Debt Service Coverage............  22
      6.10  Profitability.......................................  22

      6.11  Registration of Intellectual Property Rights........  22
            ....................................................  23
      6.12  Further Assurances..................................  23

7.    NEGATIVE COVENANTS.......................................   23
      7.1   Dispositions........................................  23
      7.2   Change in Business..................................  23
      7.3   Mergers or Acquisitions.............................  23
      7.4   Indebtedness........................................  24
      7.5   Encumbrances........................................  24
      7.6   Distributions.......................................  24
      7.7   Investments.........................................  24
      7.8   Transactions with Affiliates........................  24
      7.9   Intellectual Property Agreements....................  24
      7.10  Subordinated Debt...................................  24
      7.11  Inventory...........................................  24
      7.12  Compliance..........................................  24
      7.13  Prohibition on Transfer of Assets...................  25

8.    EVENTS OF DEFAULT........................................   25
      8.1   Payment Default.....................................  25
      8.2   Covenant Default....................................  25
      8.3   Material Adverse Change.............................  25
      8.4   Attachment..........................................  25
      8.5   Insolvency..........................................  25
      8.6   Other Agreements....................................  25
      8.7   Subordinated Debt...................................  26
      8.8   Judgments...........................................  26
      8.9   Misrepresentations..................................  26

9.    BANK'S RIGHTS AND REMEDIES...............................   26
      9.1   Rights and Remedies.................................  26
      9.2   Power of Attorney...................................  27
      9.3   Accounts Collection.................................  27
      9.4   Bank Expenses.......................................  27
      9.5   Bank's Liability for Collateral.....................  28
      9.6   Remedies Cumulative.................................  28
      9.7   Demand; Protest.....................................  28

10.   NOTICES...................................................  28

11.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER................  29

12.   GENERAL PROVISIONS........................................  29
      12.1  Successors and Assigns..............................  29
      12.2  Indemnification.....................................  30
      12.3  Time of Essence.....................................  30
      12.4  Severability of Provisions..........................  30
      12.5  Amendments in Writing, Integration..................  30
      12.6  Counterparts........................................  30
      12.7  Survival............................................  30
      12.8  Confidentiality.....................................  30

     This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of May 12, 1998, by and between SILICON VALLEY BANK ("Bank") and INKTOMI CORPORATION ("Borrower").


                                    RECITALS
                                    --------

     A. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of May 2, 1997, as amended (collectively, the "Original Agreement").

     B. Borrower and Bank desire to amend and restate the Original Agreement on the terms stated herein. This Agreement amends and restates in its entirety the Original Agreement, and sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION
          ----------------------------

          1.1  Definitions. As used in this Agreement, the following terms shall
               -----------
have the following definitions:

               "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "Advance" or "Advances" means a Revolving Advance, a Term Advance, an Equipment Facility A Advance or an Equipment Facility B Advance.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

               "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), whether or not suit is brought.

               "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Borrowing Base" means an amount equal to seventy-five percent (75%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "Cash Management Service" or "Cash Management Services" has the meaning set forth in Section 2.1.1.4 herein.

               "Closing Date" means the date of this Agreement.

               "Code" means the California Uniform Commercial Code.

               "Collateral" means the property described on Exhibit A attached
                                                            ---------
hereto.

               "Committed Line" means Two Million Five Hundred Thousand Dollars ($2,500,000).

               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

               "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

               "Debt Service Coverage" means, as measured quarterly as of the last day of each fiscal quarter of Borrower, on a consolidated basis determined in accordance with GAAP, the ratio of (a) an amount equal to the sum of (i) quarterly net income, plus (ii) quarterly depreciation, amortization of
                      ----
intangible assets and other non-cash charges to income plus (iii) quarterly
                                                       ----
interest expense to (b) an amount equal to (i) the sum of all scheduled repayments and mandatory prepayments of principal on account of long-term Debt for such quarter, plus (ii) quarterly interest expense.
                  ----

               "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that
                                                                 --------
standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon thirty (30) days prior written notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

               (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

               (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

               (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

               (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

               (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

               (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

               (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except (i) with respect to America Online, the applicable percentage shall be thirty-five percent (35%); (ii) with respect to the Eligible Foreign Accounts of NTT and OzEmail the applicable percentage shall be thirty-five percent (35%); (iii) with respect to Microsoft Accounts, the applicable percentage shall be forty percent (40%) (provided, however, that
                                                    --------  -------
Microsoft Accounts shall be excluded to the extent the proceeds of such Accounts are used to service the Microsoft Debt); and (iv) except as otherwise approved in writing by Bank;

               (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

               (k) Accounts the collection of which Bank reasonably determines to be doubtful.

               "Eligible Equipment" means general purpose scientific, laboratory, manufacturing and test equipment, computer equipment, office equipment and furnishings and other machines and office equipment as approved by Bank in its sole discretion (i) in which the Bank has a valid perfected security interest, and (ii) delivered to Borrower by the manufacturer or vendor after, upon or not more than ninety (90) days prior to the date of the Closing Date, which equipment is new and has not previously been used by any Person.

               "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are not otherwise excluded under the exceptions to Eligible Accounts set forth in subsections (a) through (k) of such defined term and are:
(1) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Bank; or (3) that Bank approves on a case-by-case basis including the Accounts of NTT and OzEmail.

               "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "Equipment Facility A Advance" or "Equipment Facility A Advances" has the meaning set forth in Section 2.1.3.

               "Equipment Facility B Advance" or "Equipment Facility B Advances" has the meaning set forth in Section 2.1.4.

               "Equipment Facility A Committed Line" means One Million Seven Hundred Fifty Thousand Dollars ($1,750,000).

               "Equipment Facility B Committed Line" means Two Million Dollars ($2,000,000).

               "Equipment Facility A Maturity Date" means May 2, 2001.

               "Equipment Facility B Availability End Date" means the date one
(1) calendar month from the date of this Agreement.

               "Equipment Facility B Maturity Date" means the date thirty-six
(36) months from the Equipment Facility B Availability End Date.

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "Foreign Exchange Reserve" has the meaning set forth in Section
2.1.1.3 herein.

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Intellectual Property Collateral" means any and all right, title and interest of Borrower in the following:

               (a) Copyrights, Trademarks and Patents;

               (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

               (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

               (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

               (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

               "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Letter of Credit" or "Letters of Credit" has the meaning set forth in Section 2.1.1.1 herein.

               "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

               "Material Adverse Effect" means a material adverse effect on (i) the business operations or financial condition of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "Microsoft Accounts" means Accounts owed to Borrower by Microsoft Corporation pursuant to the Microsoft Hosting Agreement.

               "Microsoft Debt" means all amounts owed by Borrower to Microsoft Corporation pursuant to the terms of the Microsoft Loan Agreement.

               "Microsoft Hosting Agreement" means that certain Software Hosting Agreement dated as of July 27, 1997 by and between Borrower and Microsoft Corporation.

               "Microsoft Loan Agreement" means that certain Loan Agreement by and between Borrower and Microsoft Corporation dated as of July 27, 1997 and all promissory notes executed thereunder, and that certain Security Agreement by and between Borrower and Microsoft Corporation related thereto and any other documents executed in connection with any of them, pursuant to which Borrower may borrow amounts for the acquisition of certain Equipment as described therein.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

               "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

               "Patents means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

               "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

               "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c) Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

               (d)  Subordinated Debt;

               (e) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

               (f)  Indebtedness secured by Permitted Liens;

               (g) Capital leases or indebtedness incurred solely to purchase equipment which is secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition;

               (h) Extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be; and

               (l) Other Indebtedness not to exceed $500,000 in the aggregate at any time.

               "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule; and

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank;

               (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transaction in the ordinary course of business;

               (d) Investments accepted in connection with Transfers permitted by Section 7.1;

               (e) Investments consisting of (i) compensation of employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

               (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

               (g) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

               (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments by Borrower in any Subsidiary;

               (i)  Investments constituting acquisitions permitted under
Section 7.3;

               (j) Deposit accounts of Borrower in which Bank has a Lien prior to any other Lien;

               (k) Deposit accounts of any Subsidiaries maintained in the ordinary course of business;

               (m) Investments in Subsidiaries not to exceed $1,000,000 in any fiscal year; and

               (n)  other Investments not to exceed $250,000.

               "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's
                         --------
security interests;

               (c) Liens (i) upon or in any Equipment other than Equipment financed hereunder acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, (ii) Liens on any deposit account into which funds borrowed pursuant to the Microsoft Loan Agreement are deposited prior to the purchase of such Equipment, or (iii) Liens existing on such Equipment other than Equipment financed hereunder at the time of its acquisition, provided that the Lien is confined solely to the property so
                    --------
acquired and improvements thereon, and the proceeds of such Equipment;

               (d) Liens on Equipment other than Equipment financed hereunder leased by Borrower or any Subsidiary pursuant to an operating or capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment (including Liens pursuant to leases permitted pursuant to Section 7.1 and Liens arising from UCC financing statements regarding leases permitted by this Agreement);

               (e) Leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license;

               (f) Liens on assets (including the proceeds thereof and accessions thereto) that existed at the time such assets were acquired by Borrower or any Subsidiary (including Liens on assets of any corporation that existed at the time it became or becomes a Subsidiary); provided such

Liens are not granted in contemplation of or in connection with the acquisition of such asset by Borrower or a Subsidiary;

               (g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.8;

               (h) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

               (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

               (j) Liens that are not prior to the Lien of Bank which constitute rights of set-off of a customary nature or banker's Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangement entered in to with banks in the ordinary course of business;

               (k) Earn-out and royalty obligations existing on the date hereof or entered into in connection with an acquisition permitted by Section 7.3;

               (l) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and

               (m) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) (c), (d), (e), (f) and (k) above, provided that any extension,
                                              --------
renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

               "Quick Assets" means, as of any applicable date, the unrestricted cash; unrestricted cash-equivalents; net, billed accounts receivable and investments with maturities of fewer than one year of Borrower determined in accordance with GAAP.

               "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

               "Revolving Advance" or "Revolving Advances" means a cash advance or cash advances under the Revolving Facility.

               "Revolving Facility" means the facility under which Borrower may request Bank to issue Revolving Advances, as specified in Section 2.1.1 hereof.

               "Revolving Maturity Date" means the date immediately preceding the first anniversary of the date of this Agreement.

               "Schedule" means the schedule of exceptions attached hereto, if any.

               "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

               "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

               "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable
             -----
to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.
                      ---

               "Term Advance" means the cash advance under the Term Facility.

               "Term Availability Date" means June 2, 1997.

               "Term Loan Amount" means Two Million Dollars ($2,000,000).

               "Term Maturity Date" means the date thirty-six (36) months from the date of the Term Availability Date.

               "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

               "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks.

          1.2  Accounting Terms.  All accounting terms not specifically
               ----------------
defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2.   LOAN AND TERMS OF PAYMENT
          -------------------------

          2.1  Revolving, Term and Equipment Loan Facilities.
               ---------------------------------------------

               2.1.1  Revolving Facility.
                      ------------------

               (a)  Revolving Advances. Subject to and upon the terms and
                    ------------------
conditions of this Agreement, Bank agrees to make Revolving Advances to Borrower in an aggregate amount not to exceed (i) the lesser of the Committed Line or the Borrowing Base minus (ii) the sum of (A) the face amount of all outstanding
               -----
Letters of Credit (including drawn but unreimbursed Letters of Credit), (B) the Foreign Exchange Reserve, and (C) the aggregate amount outstanding for Cash Management Services. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

               (b)  Procedures. Whenever Borrower desires a Revolving Advance,
                    ----------
Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Revolving Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make
                                  ---------
Revolving Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Revolving Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Revolving Advances made under this Section 2.1.1 to Borrower's deposit account.

               (c)  Interest, Payments. Interest shall accrue from the date of
                    ------------------
each Revolving Advance at the rate specified in Section 2.3(a) and shall be payable on the first (1st) calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (d)  Maturity. The Revolving Facility shall terminate on the
                    --------
Revolving Maturity Date, at which time all Revolving Advances under this Section
2.1.1 shall be immediately due and payable.

                    2.1.1.1  Letters of Credit.
                             -----------------

               (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit (each a "Letter of Credit," collectively, the "Letters of Credit") for the account of Borrower in an aggregate face amount not to exceed (i) the lesser of the Committed Line or the Borrowing Base minus (ii) the sum of (A) the then outstanding principal
                   ------
balance of the Revolving Advances, (B) the Foreign Exchange Reserve and (C) amounts outstanding for Cash Management Services. Each such Letter of Credit shall have an expiry date no later than the Revolving Maturity Date. All such Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement. All amounts actually paid by Bank in respect of a Letter of Credit shall, when paid, constitute a Revolving Advance under this Agreement.

               (b) The Obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

                    2.1.1.2  Letter of Credit Reimbursement; Reserve.
                             ---------------------------------------

               (a) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                    (b) Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to twenty percent (20%) of the face amount of such Letter of Credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding.

                    2.1.1.3  Foreign Exchange Contract; Foreign Exchange
                             -------------------------------------------
Settlements.
-----------

                    (a) Subject to the terms of this Agreement, Borrower may enter into foreign exchange contracts (the "Exchange Contracts") not to exceed (i) the lesser of the Committed Line or the Borrowing Base minus (ii) the sum of (A) the then outstanding principal balance of the Revolving Advances, (B) the Foreign Exchange Reserve and (C) amounts outstanding for Cash Management Services (the "Contract Limit"), pursuant to which Bank shall sell to or purchase from Borrower foreign currency on a spot or future basis. Borrower shall not request any Exchange Contracts at any time it is out of compliance with any of the provisions of this Agreement. All Exchange Contracts must provide for delivery of settlement on or before the Revolving Maturity Date. The amount available under the Committed Line at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on any given day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days after the Determination Date, ten percent (10%) of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two (2) business days after the Determination Date, one hundred percent (100%) of the gross amount of the Exchange Contracts.

                    (b) Bank may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is no sufficient availability under the Committed Line and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Bank terminates the Exchange Contracts, and without limitation of any applicable indemnities, Borrower agrees to reimburse Bank for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                    (c) Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Settlement Limit"), nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Contract Limit. Notwithstanding the above, however, the amount which may be settled in any two
(2) business day period may be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit under either of the following circumstances:

                             (i)  if there is sufficient availability under the
Committed Line in the amount of the Foreign Exchange Reserve as of each Determination Date, provided that Bank in advance shall reserve the full amount of the Foreign Exchange Reserve against the Committed Line; or

                             (ii) if there is insufficient availability under
the Committed Line, as to settlements within any two (2) business day period, provided that Bank, in its sole discretion, may: (A) verify good funds overseas prior to crediting Borrower's deposit account with Bank (in the case of Borrower's sale of foreign currency); or (B) debit Borrower's deposit account with Bank prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency).

                    (d) In the case of Borrower's purchase of foreign currency, Borrower in advance shall instruct Bank upon settlement either to treat the settlement amount as a Revolving Advance under the Committed Line, or to debit Borrower's account for the amount settled.

                    (e) Borrower shall execute all standard form applications and agreements of Bank in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the Exchange Contracts.

                    (f) Without limiting any of the other terms of this Agreement or any such standard form applications and agreements of Bank, Borrower agrees to indemnify Bank and hold it harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Bank's choice), of every nature and description which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby.

                    2.1.1.4  Cash Management Sublimit.  Subject to the terms and
                             ------------------------
conditions of this Agreement, Borrower may utilize up to an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Cash Management Sublimit") for cash management services provided by Bank, which services may include merchant services, PC-ACH, direct deposit of payroll, business credit card, Firstax, and other related check cashing services as defined in that certain Cash Management Services Agreement provided to Borrower in connection herewith (a "Cash Management Service", or the "Cash Management Services"). Any amounts actually paid by Bank in respect of a Cash Management Service or Cash Management Services shall, when paid, constitute a Revolving Advance under this Agreement.

               2.1.2  Term Advance.
                      ------------

               (a) Borrower and Bank acknowledge that Bank has made the Term Advance under the Original Agreement on or prior to the Term Availability Date in an amount equal to the Term Loan Amount. As of the date hereof, the outstanding principal amount of the Term Advance is $1,444,444.40. Amounts borrowed under this Section 2.1.2 may not be reborrowed once repaid.

               (b) Interest shall accrue from the date of the Term Advance at the rate specified in Section 2.3(a). Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. The Term Advance shall be payable in thirty-six (36) equal monthly installments of principal, plus accrued interest, beginning on the first
(1st) calendar day of the month following the date of the Term Advance, and continuing on the same day of each month thereafter through the Term Maturity Date, at which time all Obligations owing under this Section 2.1.2 shall be immediately due and payable.

               2.1.3  Equipment Facility A Advances.
                      -----------------------------

               (a) Borrower and Bank acknowledge that from time to time from the date of the Original Agreement through the date hereof, Bank has made advances to Borrower under the Original Agreement for the purchase of Equipment (each, an "Equipment Facility A Advance" and, collectively, the "Equipment Facility A Advances") in an aggregate amount equal to the Equipment Facility A Committed Line. Borrower may not request or receive additional Equipment Facility A Advances. Equipment Facility A Advances may not be reborrowed once repaid.

               (b) Interest shall accrue from the date of each Equipment Facility A Advance at the rate specified in Section 2.3(a), and shall be payable monthly on the first (1st) calendar day of the month for each month through May 2, 1998. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All Equipment Facility A Advances that are outstanding on May 2, 1998 will be payable in thirty-six (36) equal monthly installments of principal, plus accrued interest, beginning on June 1, 1998, and continuing on the same day of each month thereafter through the Equipment Facility A Maturity Date, at which time all amounts owing under this Section 2.1.3 shall be immediately due and payable.

               2.1.4  Equipment Facility B Advances.
                      -----------------------------

               (a) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through the Equipment Facility B Availability End Date, Bank agrees to make advances (each an "Equipment Facility B Advance" and, collectively, the "Equipment Facility B Advances") to Borrower in an aggregate outstanding amount not to exceed the Equipment Facility B Committed Line. To evidence the Equipment Facility B Advance or Equipment Facility B Advances, Borrower shall deliver to Bank, at the time of each Equipment Facility B Advance request, an invoice for the equipment to be purchased. The Equipment Facility B Advances shall be used only to purchase or refinance Equipment purchased on or after ninety (90) days prior to the date hereof and shall not exceed one hundred percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software, leasehold improvements, installation costs and other "soft costs" may, however, constitute up to thirty-five percent (35%) of aggregate Equipment Facility B Advances.

               (b) Interest shall accrue from the date of each Equipment Facility B Advance at the rate specified in Section 2.3(a), and shall be payable monthly for each month through the month in which the Equipment Facility B Availability End Date falls. Any Equipment Facility B Advances that are outstanding on the Equipment Facility B Availability End Date will be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on the first (1st) calendar day of the month following the Equipment Facility B Availability End Date, and continuing on the same day of each month thereafter through the Equipment Facility B Maturity Date, at which time all amounts owing under this Section 2.1.4, and any other amounts due under this Agreement, shall be immediately due and payable. Equipment Facility B Advances, once repaid, may not be reborrowed.

               (c) When Borrower desires to obtain an Equipment Facility B Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one
(1) Business Day before the day on which the Equipment Facility B Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice
                                                           ---------
shall be signed by a Responsible Officer or its designee and include a copy of the invoice for the Equipment to be financed.

          2.2  Overadvances. If, at any time or for any reason, the amount of
               ------------
Obligations owed by Borrower to Bank pursuant to Section 2.1.1 of this Agreement is greater than the lesser of (i) the Committed Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

          2.3  Interest Rates, Payments, and Calculations.
               ------------------------------------------

               (a)  Interest Rate.
                    -------------

                    (i)    Revolving Advances. Except as set forth in Section
                           ------------------
2.3(b), all Revolving Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to the Prime Rate.

                    (ii)   Term Advance. Except as set forth in Section
                           ------------
2.3(b), the Term Advance shall bear interest, on the average daily balance thereof, at a per annum rate equal to one-half of one percentage point (0.5%) above the Prime Rate.

                    (iii)  Equipment Facility A Advances. Except as set forth in
                           -----------------------------
Section 2.3(b), all Equipment Facility A Advances shall bear interest, on the average daily balance thereof, at a rate equal to one-half of one percentage point (0.5%) above the Prim e Rate.

                    (iv)   Equipment Facility B Advances. Except as set forth in
                           -----------------------------
Section 2.3(b), all Equipment Facility B Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to one-quarter of one percentage point (0.25%) above the Prime Rate.

               (b)  Default Rate. All Obligations shall bear interest, from and
                    ------------
after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c)  Computation. In the event the Prime Rate is changed from
                    -----------
time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.4  Crediting Payments. Prior to the occurrence of an Event of
               ------------------
Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5  Fees.  Borrower shall pay to Bank the following:
               ----

          (a)  Facility Fees.  A facility fee equal to Ten Thousand Dollars
               -------------
($10,000), which shall be fully earned and nonrefundable;

          (b)  Financial Examination and Appraisal Fees.  Bank's customary fees
               ----------------------------------------
and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents; and,

               (c)  Bank Expenses. Upon the date hereof, all Bank Expenses
                    -------------
incurred through the Closing Date, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.6  Additional Costs. In case any change in any law, regulation,
               ----------------
treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error; provided, however, that Borrower shall not be liable for any such amount attributable to any period prior to the date of hundred eighty (180) days prior to the date of such certificate.

          2.7  Term. This Agreement shall become effective on the Closing Date
               ----
and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Equipment Facility B Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations (excluding Obligations under Section 2.6 and 12.2 to the extent they remain inchoate at the time outstanding payment obligations are paid in full) are outstanding.

     3.   CONDITIONS OF LOANS
          -------------------

          3.1  Conditions Precedent to Initial Advance. The obligation of Bank
               ---------------------------------------
to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a)  this Agreement;

               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c)  an intellectual property security agreement;

               (d)  financing statements (Forms UCC-1);

               (e)  insurance certificate;

               (f)  payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof; and

               (g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2  Conditions Precedent to all Advances. The obligation of Bank to
               ------------------------------------
make each Advance, including the initial Advance, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1;

               (b) timely receipt by Bank of the documents, instruments and/or invoices as provided in Section 2.1.4; and

               (c) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance (except to the extent they relate specifically to any earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date). The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(c).

     4.   CREATION OF SECURITY INTEREST
          -----------------------------

          4.1  Grant of Security Interest. Borrower grants and pledges to Bank a
               --------------------------
continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents, provided, however, that
                                               --------  -------
notwithstanding the foregoing, such grant of a security interest shall not include, any intellectual property rights which are now or hereafter held by Borrower as licensee, lessee or otherwise to the extent that such rights are not assignable or capable of being encumbered as a matter of law or under written terms of the license, lease or other agreement applicable thereto provided that Borrower was or is required in its commercially reasonable judgment to enter into such written terms restricting the grant hereunder. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, in each case, to the extent that a security interest in such Collateral can be perfected by the filing of a financing statement or, in the case of Collateral consisting of instruments, documents, chattel paper or certificated securities, to the extent that Bank takes possession of such Collateral. Bank agrees to execute and deliver to Borrower from time to time agreements to subordinate its Lien as Borrower may request and as are necessary to give to other lenders which finance new Equipment for Borrower a first priority security interest in the new Equipment financed so long as the Liens and the Indebtedness incurred with respect to such Equipment financing are permitted under this Agreement. Bank agrees to execute and deliver to Borrower from time to time such Lien releases as Borrower may request and as are necessary to give Microsoft Corporation a first priority security interest in the (i) Equipment financed under the Microsoft Loan Agreement; proceeds thereof; increases, accessions, substitutions, additions thereto and replacements therefor; and (ii) any deposit account into which amounts borrowed under the Microsoft Loan Agreement are deposited prior to the purchase of such Equipment.

          4.2  Delivery of Additional Documentation Required. Borrower shall
               ---------------------------------------------
from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3  Right to Inspect.  Bank (through any of its officers, employees,
               ----------------
or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Borrower represents and warrants as follows:

          5.1  Due Organization and Qualification.  Borrower and each Subsidiary
               ----------------------------------
is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states as to which any failure to so qualify would not have a Material Adverse Effect.

          5.2  Due Authorization; No Conflict.  The execution, delivery, and
               ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the Borrower's or other party's consent and the Loan Documents constitute an assignment. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

          5.3  No Prior Encumbrances.  Borrower has good and indefeasible title
               ---------------------
to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4  Bona Fide Eligible Accounts.  The Eligible Accounts are bona fide
               ---------------------------
existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

          5.5  Merchantable Inventory.  All Inventory is in all material
               ----------------------
respects of good and marketable quality, free from all material defects.

          5.6  Intellectual Property.  Borrower is the sole owner of the
               ---------------------
Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and to Borrower's knowledge no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either

(i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder.

          5.7   Name; Location of Chief Executive Office. Except as disclosed in
                ----------------------------------------
the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.8   Litigation. Except as set forth in the Schedule, there are no
                ----------
actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

          5.9   No Material Adverse Change in Financial Statements. All
                --------------------------------------------------
consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.10  Solvency.  The fair saleable value of Borrower's assets
                --------
(including good will minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

          5.11  Regulatory Compliance. Borrower and each Subsidiary has met the
                ---------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could reasonably be expected to have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.12  Environmental Condition. None of Borrower's or any Subsidiary's
                -----------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.13  Taxes.  Borrower and each Subsidiary has filed or caused to be
                -----
filed all material tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

          5.14  Subsidiaries.  Borrower does not own any stock, partnership
                ------------
interest or other equity securities of any Person, except for Permitted Investments.

          5.15  Government Consents. Borrower and each Subsidiary has obtained
                -------------------
all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted except where the failure to obtain any such consent, approval or authorization, to make any such declaration or filing, or to be given any such notice could not reasonably be expected to have a Material Adverse Effect.

          5.16  Full Disclosure. No representation, warranty or other statement
                ---------------
made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

     6.   AFFIRMATIVE COVENANTS
          ---------------------

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

          6.1   Good Standing. Borrower shall maintain or cause to be maintained
                -------------
its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

          6.2   Government Compliance.  Borrower shall meet, and shall cause
                ---------------------
each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.3   Financial Statements, Reports, Certificates.  Borrower shall
                -------------------------------------------
deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within one ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (e) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely effects the value of the Intellectual Property Collateral; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

     Within twenty (20) days after the last day of each month in which either
(i) Revolving Advances are outstanding or (ii) the aggregate amount outstanding under Sections 2.1.1.1, 2.1.1.2, 2.1.1.3 or 2.1.1.4 is equal to or greater than One Million Dollars ($1,000,000) (or, if no Revolving Advances are outstanding, as a condition to Borrower requesting a Revolving Advance), Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of
                          ---------
accounts receivable and accounts payable.

     Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
   ---------

     Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

          6.4   Inventory; Returns.  Borrower shall keep all Inventory in good
                ------------------
and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.5   Taxes.  Borrower shall make, and shall cause each Subsidiary
                -----
to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.6   Insurance.
                ---------

                (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing

Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. So long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided, that after the occurrence and during the continuance of an Event of
--------
Default, all proceeds payable under any such policy shall, at the option of Bank, be payable to Bank for application to the Obligations.

          6.7   Bank Balances.  Borrower shall hold the lesser of (i) Fifty-One
                -------------
Percent (51%) of all cash and cash equivalents, or (ii) Four Million Dollars ($4,000,000) at Bank in either a Certificate of Deposit, Money Market Account, and/or Checking Account through the later of the Equipment Facility A Maturity Date, the Equipment Facility B Maturity Date, the Revolving Maturity Date, or the Term Maturity Date. For each month that Borrower's average monthly book balance falls below the deposit requirement described in the preceding sentence, Bank shall charge Borrower a fee in the amount of Two Thousand Dollars ($2,000).

          6.8   Quick Ratio.  Borrower shall maintain, as of the last day of
                -----------
each calendar month, a ratio of Quick Assets to Current Liabilities (minus deferred revenues and Microsoft Debt) of at least 1.00 to 1.00. For purposes of this Section, "Quick Assets" shall not include Microsoft Accounts to the extent the proceeds of such Accounts service the Microsoft Debt.

          6.9   Liquidity Coverage/Debt Service Coverage.  Subject to the
                ----------------------------------------
remainder of this section, Borrower shall maintain, as of the last day of each calendar month, a Liquidity Ratio of at least 2.00 to 1.00. Notwithstanding the foregoing, if Borrower attains two consecutive quarters of Debt Service Coverage of not less than 1.50 to 1.00, then Liquidity Ratio will no longer be tested and instead Borrower shall maintain, as of the last day of each of Borrower's fiscal quarters, a Debt Service Coverage of at least 1.50 to 1.00. For purposes of this Section, "Liquidity Ratio" means as of any date for which it is tested, the ratio of (a) the sum of (i) cash and cash equivalents plus (ii) the amount
                                                      ----
available to be drawn but not drawn under the Revolving Facility, to (b) the aggregate outstanding amount of the Term Advance, Equipment Facility A Advances and Equipment Facility B Advances; provided that if Borrower has not provided
                                   --------
agings of its accounts receivable pursuant to or voluntarily in accordance with
Section 6.3, then "Liquidity Ratio" shall mean, as of any date for which it is tested, the ratio of (a) the sum of (i) cash and cash equivalents plus (ii)
                                                                  ----
fifty percent (50%) of Borrower's net accounts receivable minus (iii) any
                                                          -----
outstanding amounts under Sections 2.1.1.1, 2.1.1.2, 2.1.1.3, or 2.1.1.4, to (b) the aggregate outstanding amount of the Term Advance, Equipment Facility A Advances and Equipment Facility B Advances.

          6.10  Profitability.  Borrower may incur losses not to exceed: (i)
                -------------
$4,650,000 for the fiscal quarter ending March 31, 1998; (ii) $5,200,000 for the fiscal quarter ending June 30, 1998; (iii) $4,800,000 for the fiscal quarter ending September 30, 1998; (iv) $4,800,000 for the fiscal quarter ending December 31, 1998; (v) $3,000,000 for the fiscal quarter ending March 31, 1999; and (vi) $1,500,000 for the fiscal quarter ending June 30, 1999. Borrower shall have a minimum net profit of $1 for the fiscal quarter ending September 30, 1999, and for each fiscal quarter thereafter. For purposes of this Section, Borrower's net profit (or loss) shall measured as quarterly net income minus the
                                                                       -----
increase in capitalized software during such quarter plus the amortization
                                                     ----
expense of capitalized software during such quarter.

          6.11  Registration of Intellectual Property Rights.
                --------------------------------------------

                (a) Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Intellectual

Property Security Agreement delivered to Bank by Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C.

                (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

                (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Bank determines that reasonable business practices suggest that abandonment is appropriate.

                (d) Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.

          6.12  Further Assurances. At any time and from time to time Borrower
                ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS
          ------------------

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

          7.1   Dispositions. Convey, sell, lease, transfer or otherwise dispose
                ------------
of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses or exclusive licenses for particular geographic regions and similar arrangements for the use of the property of Borrower or its Subsidiaries; or
(iii) Transfers of worn-out or obsolete Equipment or Equipment financed by other vendors; (iv) Transfers which constitute liquidation of Investments permitted under Section 7.7; (v) Transfers that constitute payment of normal and usual operating expenses in the ordinary course of business; or (v) other Transfers not otherwise permitted by this Section 7.1 not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year.

          7.2   Change in Business.  Engage in any business, or permit any of
                ------------------
its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

          7.3   Mergers or Acquisitions. Merge or consolidate, or permit any of
                -----------------------
its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided that this Section 7.3
                                             --------
shall not apply to (i) the purchase of inventory, equipment or intellectual property rights in any transaction valued at less than One Hundred Thousand Dollars ($100,000) in the ordinary course of business or (ii) transactions among Subsidiaries or among Borrower and its Subsidiaries in which Borrower is the surviving entity.

          7.4   Indebtedness.  Create, incur, assume or be or remain liable
                ------------
with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5   Encumbrances.  Create, incur, assume or suffer to exist any Lien
                ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          7.6   Distributions.  Pay any dividends or make any other distribution
                -------------
or payment on account of or in redemption, retirement or purchase of any capital stock; provided, that (i) Borrower may declare and make any dividend payment or other distribution payable in its equity securities, (ii) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor and (iii) for so long as an Event of Default has not occurred, Borrower may repurchase stock from former employees of Borrower in accordance with the terms of repurchase or similar agreements between Borrower and such employees.

          7.7   Investments.  Directly or indirectly acquire or own, or make any
                -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          7.8   Transactions with Affiliates.  Directly or indirectly enter into
                ----------------------------
or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person and except for transactions with a Subsidiary that are upon fair and reasonable terms and transactions constituting Permitted Investments.

          7.9   Intellectual Property Agreements.  Borrower shall not permit
                --------------------------------
the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts, except to the extent that such provisions are necessary in Borrower's exercise of its reasonable business judgment.

          7.10  Subordinated Debt.  Make any payment in respect of any
                -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.11  Inventory.  Store the Inventory with a bailee, warehouseman, or
                ---------
similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

          7.12  Compliance.  Become an "investment company" or become
                ----------
"controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

          7.13  Prohibition on Transfer of Assets.  Transfer any of its property
                ---------------------------------
or assign or otherwise convey any right to receive income, including the sale of any Accounts, to its Subsidiary, Dot Net, Inc.

     8.   EVENTS OF DEFAULT
          -----------------

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1   Payment Default.  If Borrower fails to pay the principal of, or
                ---------------
any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

          8.2   Covenant Default.  If Borrower fails to perform any obligation
                ----------------
under Sections 6.7, 6.8, 6.9, 6.10, 6.11 or 6.12 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any Responsible Officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

          8.3   Material Adverse Change. If there occurs a material adverse
                -----------------------
change in Borrower's business or financial condition or a material impairment of the value or priority of Bank's security interests in the Collateral;

          8.4   Attachment.  If any material portion of Borrower's assets is
                ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

          8.5   Insolvency.  If Borrower becomes insolvent, or if an Insolvency
                ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

          8.6   Other Agreements.  If there is a default in any agreement to
                ----------------
which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Million Dollars ($1,000,000) or that could reasonably be expected to have a Material Adverse Effect;

          8.7   Subordinated Debt.  If Borrower makes any payment on account of
                -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8   Judgments.  If a judgment or judgments for the payment of money
                ---------
in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

          8.9   Misrepresentations.  If any material misrepresentation or
                ------------------
material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     9.   BANK'S RIGHTS AND REMEDIES
          --------------------------

          9.1   Rights and Remedies.  Upon the occurrence and during the
                -------------------
continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                (d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                (h) Bank may credit bid and purchase at any public sale; and

                (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2   Power of Attorney.  Effective only upon the occurrence and
                -----------------
during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts;
(b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (f) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims any right, title or interest; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          9.3   Accounts Collection.  At any time from the date of this
                -------------------
Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Upon the occurrence and during the continuation of an Event of Default, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4   Bank Expenses.  If Borrower fails to pay any amounts or furnish
                -------------
any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement. Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.

          9.5   Bank's Liability for Collateral.  So long as Bank complies with
                -------------------------------
its obligations under Section 9207 of the Code, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. Subject to the foregoing, all risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6   Remedies Cumulative.  Bank's rights and remedies under this
                -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7   Demand; Protest.  Borrower waives demand, protest, notice of
                ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  NOTICES
          -------

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

     If to Borrower:     Inktomi Corporation
                         1900 South Norfolk St., Ste. 310
                         San Mateo, CA  94403
                         Attn:  Mr. Randy Gottfried
                         FAX:   (650) 653-2891

     If to Bank:         Silicon Valley Bank
                         1731 Embarcadero Road, Suite 220
                         Palo Alto, CA  94303
                         Attn:  Mr. Scott Wiebe
                         FAX:   (650) 812-0640

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          ------------------------------------------

          The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12.  GENERAL PROVISIONS
          ------------------

          12.1  Successors and Assigns.
                ----------------------

                (a) This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided,
                                                                    --------
however, that neither this Agreement nor any rights hereunder may be assigned by
-------
Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder, subject to the provisions of this Section 12.1.

                (b) Bank may sell, negotiate or grant participations to other financial institutions in all or part of the obligations of the Borrower outstanding under the Loan Documents, without notice to or the approval of Borrower; provided that any such sale, negotiation or participation shall be in
          --------
compliance with the applicable federal and state securities laws and the other requirements of this Section 12.1. Notwithstanding the sale, negotiation or grant of participations, Bank shall remain solely responsible for the performance of its obligations under this Agreement, and Borrower shall continue to deal solely and directly with Bank in connection with this Agreement and the other Loan Documents.

                (c) The grant of a participation interest shall be on such terms as Bank determines are appropriate, provided only that (1) the holder of such a participation interest shall not have any of the rights of Bank under this Agreement except, if the participation agreement so provides, rights to demand the payment of costs of the type described in Section 2.6, provided that the aggregate amount that the Borrower shall be required to pay under Section
2.6 with respect to any ratable share of the Committed Line or any Advance (including amounts paid to participants) shall not exceed the amount that Borrower would have had to pay if no participation agreements had been entered into, and (2) the consent of the holder of such a participation interest shall not be required for amendments or waivers of provisions of the Loan Agreement other than those which
(i) increase the amount of the Committed Line, (ii) extend the term of this Agreement, (iii) decrease the rate of interest or the amount of any fee or any other amount payable to Bank under this Agreement, (iv) reduce the principal amount payable under this Agreement, or (v) extend the date fixed for the payment of principal or interest or any other amount payable under this Agreement.

                (d) Bank may assign, from time to time, all or any portion of the Committed Line to an Affiliate of Bank or to The Federal Reserve Bank or, subject to the prior written approval of Borrower (which approval will not be unreasonably withheld), to any other financial institution; provided, that (i) the amount of the Committed Line being assigned pursuant to each such assignment shall in no event be less than Five Hundred Thousand Dollars ($500,000) and shall be an integral multiple of One Hundred Thousand Dollars ($100,000) and
(ii) the parties to each such assignment shall execute and deliver to Borrower an assignment agreement in a form reasonably acceptable to each. Upon such execution and delivery, from and after the effective date specified in such assignment agreement (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment agreement, have the rights and obligations of a Bank hereunder and (y) Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, relinquish its rights and be released from its obligations under this Agreement (other than pursuant to this Section 12.1(d)), and, in the case of an assignment agreement covering all or the remaining portion of Bank's rights and obligations under this Agreement, Bank shall cease to be a party hereto. In the event of an assignment hereunder, the parties agree to amend this Agreement to the extent necessary to reflect the mechanical changes which are necessary to document such assignment. Each party shall bear its own expenses (including without limitation attorneys' fees and costs) with respect to such an amendment.

          12.2  Indemnification.  Borrower shall defend, indemnify and hold
                ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3  Time of Essence.  Time is of the essence for the performance of
                ---------------
all obligations set forth in this Agreement.

          12.4  Severability of Provisions.  Each provision of this Agreement
                --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.5  Amendments in Writing, Integration.  This Agreement cannot be
                ----------------------------------
amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          12.6  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7  Survival.  All covenants, representations and warranties made
                --------
in this Agreement shall continue in full force and effect so long as any Obligations (excluding Obligations under Section 2.6 and 12.2 to the extent they remain inchoate at the time the outstanding payment Obligations are paid in full) remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          12.8  Confidentiality.  In handling any confidential information Bank
                ---------------
shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    INKTOMI CORPORATION


                                    By:[SIGNATURE ILLEGIBLE
                                       ------------------------------

                                    Title:___________________________



                                    SILICON VALLEY BANK


                                    By: /s/ Scott M. Wieler
                                       ------------------------------

                                    Title: Assistant Vice President;
                                          ---------------------------

                                   EXHIBIT A
                                   ---------


     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

     (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

     (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

     (e) All documents, cash, deposit accounts, securities, investment property, securities accounts, securities entitlements, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

     Subject to the next sentence, the Collateral shall not include Equipment that Borrower leases from a third party or Equipment that is financed by a third party to the extent that contracts evidencing such lease or financing prohibit the granting of a security interest therein to Bank. The term "Collateral" shall not include any general intangibles or contract rights of Borrower (whether owned or held as licensee or lessee, or otherwise) to the extent that (i) such general intangibles or contract rights are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that such restriction shall be enforceable under applicable law) without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained: provided, however, that "Collateral" shall include, (A) any general
          --------  -------
intangible or contract right which is an Account or a proceed of, or otherwise related to the enforcement or collection of, any Account or goods which are the subject of any Account, and (B) any and all proceeds of any general intangibles or contract rights which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor, or other applicable party with respect to any such otherwise excluded general intangibles, contract rights and Equipment, such general intangibles, contract rights and Equipment as well as any and all proceeds thereof that might theretofore have been excluded from the term "Collateral."

                                   EXHIBIT B
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION         DATE:     ____________________

FAX#:  (408) 496-2426                        TIME:     ____________________


--------------------------------------------------------------------------------
FROM:   Inktomi Corporation
      ---------------------------------------------------------------------
                                   CLIENT NAME (BORROWER)

REQUESTED BY: _____________________________________________________________
                                  AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: _____________________________________________________

PHONE NUMBER: _____________________________________________________________

FROM ACCOUNT # __________________     TO ACCOUNT # ________________________

REQUESTED TRANSACTION TYPE                   REQUEST DOLLAR AMOUNT
--------------------------                   ---------------------

PRINCIPAL INCREASE (REVOLVING ADVANCE)       $_____________________________
PRINCIPAL INCREASE (TERM ADVANCE)            $_____________________________
PRINCIPAL INCREASE (EQUIPMENT ADVANCE)       $_____________________________
PRINCIPAL PAYMENT (ONLY)                     $_____________________________
INTEREST PAYMENT (ONLY)                      $_____________________________
PRINCIPAL AND INTEREST (PAYMENT)             $_____________________________

OTHER INSTRUCTIONS: _______________________________________________________
___________________________________________________________________________

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 BANK USE ONLY

TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


______________________________________       ______________________________
          Authorized Requester                          Phone #

______________________________________       ______________________________
          Received By (Bank)                            Phone #


                   ________________________________________
                          Authorized Signature (Bank)
--------------------------------------------------------------------------------

                                   EXHIBIT C
                          BORROWING BASE CERTIFICATE


--------------------------------------------------------------------------------
Borrower:  Inktomi Corporation                     Lender:   Silicon Valley Bank

Commitment Amount:  $2,500,000
--------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
      1.  Accounts Receivable Book Value as of____                    $_________
      2.  Additions (please explain on reverse)                       $_________
      3.  TOTAL ACCOUNTS RECEIVABLE                                   $_________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
      4.  Amounts over 90 days due                     $___________
      5.  Balance of 50% over 90 day accounts          $___________
      6.  Concentration Limits*                        $___________
      7.  Foreign Accounts**                           $___________
      8.  Governmental Accounts                        $___________
      9.  Contra Accounts                              $___________
     10.  Promotion or Demo Accounts                   $___________
     11.  Intercompany/Employee Accounts               $___________
     12.  Other (please explain on reverse)            $___________
     13.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                        $_________
     14.  Eligible Accounts (#3 minus #13)                            $_________
     15.  LOAN VALUE OF ACCOUNTS (75% of #14)                         $_________

BALANCES
     16.  Maximum Loan Amount                                         $_________
     17.  Total Funds Available [Lesser of #16 or #15]                $_________
     18.  Present balance owing on Line of Credit                     $_________
     19.  RESERVE POSITION (#17 minus #18)                            $_________

* 35% Limit for NTT, OzEmail and America Online; 40% for Microsoft (excluding Microsoft Accounts that are used to service Microsoft Debt)

**Eligible Foreign Accounts include NTT and OzEmail

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Amended and Restated Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

                                                ----------------------------
                                                        BANK USE ONLY
                                                        ---- --- ----

                                                  Rec'd By: ______________
Inktomi Corporation                                          Auth. Signer
                                                  Date: __________________

By:_________________________________              Verified: ______________
     Authorized Signer                                      Auth. Signer
                                                  Date: __________________
                                                  ________________________

                                                ----------------------------

                                   EXHIBIT D
                            COMPLIANCE CERTIFICATE

TO:  SILICON VALLEY BANK

FROM:  INKTOMI CORPORATION

     The undersigned authorized officer of Inktomi Corporation hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

     REPORTING COVENANT                      REQUIRED                       COMPLIES
     ------------------                      --------                       --------
     Monthly financial statements            Monthly within 30 days        Yes      No
      Annual (CPA Audited)                   FYE within 90 days            Yes      No
      A/R & A/P Agings                       Monthly within 20 days*       Yes      No
      A/R Audit                              Initial and Semi-Annual       Yes      No

* Due when Revolving Advances outstanding or outstandings under subfacilities > $1,000,000

     FINANCIAL COVENANT                      REQUIRED                      ACTUAL               COMPLIES
     ------------------                      --------                      ------               --------
     Maintain on the Following Basis:
      Minimum Quick Ratio (Monthly)          1.0:1.0/1/                    _____:1.0           Yes      No
      Liquidity Ratio (Monthly)/2/           2.0:1.0                       _____:1.0           Yes      No
      Debt Service Coverage (Quarterly)/3/   1.5:1.0                       _____:1.0           Yes      No
      Profitability (Quarterly)              $______/4/                    $________           Yes      No

/1/ Quick Assets excludes Microsoft Accounts that service Microsoft Debt;
    Current Liabilities excludes deferred revenues and Microsoft Debt.
/2/ Converts to Debt Service Coverage upon two consecutive quarters of DSC of at least 1.50:1.0.
/3/ Tested after conversion of Liquidity Ratio.
/4/ Quarterly losses not to exceed: $4,650,000 for quarter ended 3/31/98;
    $5,200,000 for quarters ended 6/30/98; $4,800,000 for quarters ended 9/30/98 and 12/31/98; $3,000,000 for quarter ended 3/31/99; and $1,500,000 for quarter ended 6/30/99. Profitable thereafter.


COMMENTS REGARDING EXCEPTIONS:  See Attached.
Sincerely,

                                              ----------------------------------
                                                             BANK USE ONLY

_____________________________________          Received by:_____________________
Signature                                                  authorized signer

_____________________________________          Date:____________________________
Title
                                               Verified:________________________
_____________________________________                      authorized signer
Date
                                               Date:____________________________

                                               Compliance Status:        Yes  No
                                              ----------------------------------

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